Exhibit 26.3



                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                          -----------------

                               Form T-1
                  STATEMENT OF ELIGIBILITY UNDER THE
             TRUST INDENTURE ACT OF 1939 OF A CORPORATION

                     DESIGNATED TO ACT AS TRUSTEE

                          ------------------

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

                    PURSUANT TO SECTION 305(b)(2)

                          ------------------

            NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION
         (Exact name of trustee as specified in its charter)

                              62-0167464
                 (I.R.S. employer identification no.)

       One NationsBank Plaza
       Nashville, Tennessee                              37239-1697
       (Address of principal executive offices)          (Zip Code)

                          ------------------

                          John T. Henderson
             NationsBank of Georgia, National Association
                         Area Administration
                          6000 Feldwood Road
                     College Park, Georgia 30349
                            (404) 774-6074
      (Name, Address and telephone number of agent for service)

                          ------------------

                           with a copy to:
            NationsBank of Tennessee, National Association
                        One NationsBank Plaza
                       Nashville, TN 37239-1697
                      Attention: Corporate Trust

                          ------------------

                     HARRAH'S ENTERTAINMENT, INC.
         (Exact name of obligor as specified in its charter)

             Delaware                              62-1411755
   (State or other jurisdiction                  (IRS employer
 of incorporation or organization)             identification no.)

                   HARRAH'S OPERATING COMPANY, INC.
         (Exact name of obligor as specified in its charter)

             Delaware                              75-1941623
   (State or other jurisdiction                  (IRS employer
 of incorporation or organization)             identification no.)

                           1023 Cherry Road
                       Memphis, Tennessee 38117
                            (901) 762-8600

         (Address, including zip code, and telephone number, including area code, of principal executive office)

                         -------------------

                  % Senior Subordinated Notes due
                 (Title of the indenture securities)
  -----------------------------------------------------------------

  1.   General Information
       -------------------

       Furnish the following information as to the trustee-

       (a) Name and address of each examining or supervising authority to which it is subject.

            The Comptroller of the Currency,
            Washington, D.C.

            Federal Reserve Bank of Atlanta
            104 Marietta Street, N.W.
            Atlanta, Georgia

            Federal Deposit Insurance Corporation
            Washington, D.C.

       (b) Whether it is authorized to exercise corporate trust powers.

            Yes.

  2.   Affiliations with Obligor.
       -------------------------

       If the obligor is an affiliate of the trustee, describe each such affiliation.

       None.

  16.  List of Exhibits.
       ----------------

       List below all exhibits filed as a part of this statement of eligibility.

       (1) A copy of the Articles of Association of the trustee as now in effect. (See Exhibit 1 to Form T-1, Exhibit 25 to Registration No. 33-67040, which is incorporated herein by reference.)

       (2) A copy of the certificate of authority of the trustee to commence business. (See Exhibit 2 to Form T-1,
            Exhibit 25 to Registration No. 33-67040, which is incorporated herein by reference.)

       (3) A copy of the authorization of the trustee to exercise corporate trust powers. (See Exhibit 3 to Form T-1,
            Exhibit 25 to Registration No. 33-67040, which is incorporated herein by reference.)

       (4) A copy of the existing by-laws of the trustee, as amended to date. (See Exhibit 4 to Form T-1, Exhibit
            25 to Registration No. 33-67040, which is incorporated herein by reference.)

       (6) The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

       (7) A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                              SIGNATURE


       Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, NationsBank of Tennessee, National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville and the State of Tennessee, on the 18th day of September, 1995.


                                     NATIONSBANK OF TENNESSEE,
                                     NATIONAL ASSOCIATION


                                     By: /s/ Paul Williams
                                         -----------------------
                                          Paul Williams
                                          Senior Vice President

                        EXHIBIT 6 TO FORM T-1

                          CONSENT OF TRUSTEE


       Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of
  up to $200,000,000 of   % Senior Subordinated Notes due      by Harrah's
  Operating Company, Inc. to be issued under the Indenture, NationsBank of Tennessee, National Association hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                     NATIONSBANK OF TENNESSEE,
                                     NATIONAL ASSOCIATION


                                     By: /s/ Paul Williams
                                         -----------------------
                                          Paul Williams
                                          Senior Vice President

                        EXHIBIT 7 TO FORM T-1

  Comptroller of the Currency
  Administrator of National Banks


                         REPORT OF CONDITION

  Consolidating domestic and foreign subsidiaries of the NATIONSBANK OF TENNESSEE, N.A. OF NASHVILLE, in the State of
  Tennessee, at the close of business on June 30, 1995 published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 17561,
  Comptroller of the Currency, Third District.


  Statement of Resources and LiabilitiesDollar Amounts in Thousands


                                ASSETS

  Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin. . .               416,613
  Securities
    Held-to-maturity securities . . . . . . . . . . . . . .             628,133
    Available-for-sale securities . . . . . . . . . . . . .              17,030

  Federal funds sold and securities purchased under
  agreements to resell in domestic offices of the bank
  and of its Edge and Agreement subsidiaries,
  and in IBFs:
  Federal funds sold  . . . . . . . . . . . . . . . . . .               308,085
  Loans and lease financing receivables:
    Loans and leases, net of unearned income. . . . . . .  3,744,578
    LESS: Allowance for loan and lease losses . . . . . .     50,803
    Loans and leases, net of unearned income,
    allowance, and reserve  . . . . . . . . . . . . . . .             3,693,775

  Premises and fixed assets (including capitalized
    leases) . . . . . . . . . . . . . . . . . . . . . . .                65,156
  Other real estate owned . . . . . . . . . . . . . . . .                 3,557
  Customers' liability to this bank on acceptances
    outstanding . . . . . . . . . . . . . . . . . . . . .                 6,380
  Intangible assets . . . . . . . . . . . . . . . . . . .                   323
  Other assets  . . . . . . . . . . . . . . . . . . . . .                69,978
  Total assets  . . . . . . . . . . . . . . . . . . . . .             5,209,030

                             LIABILITIES

  Deposits:
    In domestic offices . . . . . . . . . . . . . . . . .             4,203,630

    Noninterest-bearing . . . . . . . . . . . . . . . . .    883,514
    Interest-bearing  . . . . . . . . . . . . . . . . . .  3,320,116
  Interest-bearing deposits in foreign offices. . . . . .                99,379

  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

  Federal funds purchased . . . . . . . . . . . . . . . .               324,538
  Securities sold under agreements to repurchase. . . . .                     0
  Demand notes issued to the U.S. Treasury  . . . . . . .                49,950

  Other borrowed money:
    With original maturity of one year or less. . . . . .                30,754
    With original maturity of more than one year
  1,965.
  Bank's liability on acceptances outstanding . . . . . .                 6,380
  Other liabilities . . . . . . . . . . . . . . . . . . .                74,776
  Total liabilities . . . . . . . . . . . . . . . . . . .             4,791,372



                            EQUITY CAPITAL

  Common Stock  . . . . . . . . . . . . . . . . . . . . .                55,583
  Surplus . . . . . . . . . . . . . . . . . . . . . . . .                96,987
  Undivided profits and capital reserves  . . . . . . . .               264,704
  Net unrealized (losses) on available-for-sale
    securities  . . . . . . . . . . . . . . . . . . . . .                   384
  Total equity capital  . . . . . . . . . . . . . . . . .               417,658
  Total liabilities, limited-life preferred stock, and
    equity capital  . . . . . . . . . . . . . . . . . . .             5,209,030




  We, the undersigned directors (Trustees), attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.



          Owen G. Shell, Jr.
           Herbert M. Shayne     Directors
          Jerry L. Benefield